UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2009

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51922
(Commission File Number)

20-1682702
(IRS Employer Identification No.)

Officina 624, Empresarial Mall Ventura, Cra.32 #1B Sur 51, Medellin, Colombia
(Address of principal executive offices and Zip Code)

807 344 2644
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 13, 2009, Julio De Leon resigned as a director and chief financial officer of our company and Julio C. Calle was appointed chief financial officer of our company.

From June 2008 to present, Julio Calle has been the president of Sell Tech International, a private technology sales company engaged in the business of exporting and importing electronics from the United States and China to South America. From 1996 to June 2008, Mr. Calle was the Chief, Office of Sustainable Environment and Education Division (OSEE) of the Department of Environmental Resources Management for Miami-Dade County in Miami, Florida. In the position of Chief, Mr. Calle was responsible for directing all of the programs of the Office of Sustainable Environment and Education Division including Business Assessments and Outreach, Communications and Media Relations, Environmental Education, Community Sustainable Development, Urban Restoration, Special Events and Safety and Training. Mr. CAlle received his Bachelor of Science from St. Thomas University, a Master of Business Administration and a Master of Science, Industrial Engineering from the University of Miami. Mr. Calle is currently obtaining a Masters in Accounting from Nova Southeastern University.

Our board of directors now consists of James Sikora, Duncan Bain and Walter (Terry) Plummer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
James Sikora
President

July 17, 2009